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                                EXHIBIT 11(b)

     Computation of Earnings Per Share, Three Months Ended March 31, 1994









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                           STERLING SOFTWARE, INC.                 EXHIBIT 11(b)
                      COMPUTATION OF EARNINGS PER SHARE
                      THREE MONTHS ENDED MARCH 31, 1994
                 (in thousands, except per share information)


                                                                                         Fully
                                                                              Primary   Diluted
                                                                              -------   -------
Earnings:
  Earnings applicable to common stockholders................................  $13,506   $13,506
  Add: Interest expense on amounts outstanding for the 5 3/4% Convertible
         Subordinated Debentures (net of applicable income taxes)...........              1,042
                                                                              -------   -------
                                                                              $13,506   $14,548
                                                                              =======   =======

Shares:
  Weighted average of shares outstanding....................................   19,857    19,857
  Add common shares issued on assumed exercise of options and warrants......    7,293     7,293
  Less common shares assumed repurchased....................................   (4,075)   (4,075)
                                                                              -------   -------
                                                                               23,075    23,075
                                                                              =======

Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures...................................................              4,056
                                                                                        -------
                                                                                         27,131
                                                                                        =======

Earnings per common share:
  Primary...................................................................  $   .59
                                                                              =======
  Fully diluted.............................................................            $   .54
                                                                                        =======

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